Exhibit 1.1

CURBLINE PROPERTIES CORP.

Common Stock

($0.01 par value)

UNDERWRITING AGREEMENT

June 29, 2026

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

as Underwriters and/or Forward Sellers

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Wells Fargo Bank, National Association

as Forward Purchasers

c/o: Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o: Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o: Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Curbline Properties Corp., a Maryland corporation (the “Company”), and Curbline Properties LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), each of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association (the “Forward Purchasers”) and each of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Forward Sellers”) propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 10,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,500,000 additional shares (the “Optional Shares”) of common stock, $0.01 par value per share (“Common Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Firm Shares sold by the Forward Sellers are herein referred to as the “Borrowed Firm Shares.” The Optional Shares sold by the Forward Sellers are herein referred to as the “Borrowed Optional Shares.” The Borrowed Firm Shares and the Borrowed Optional Shares are herein referred to as the “Borrowed Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined below) are herein referred to collectively as the “Firm Shares.” Any Company Top-Up Firm Shares and any Company Top-Up Optional Shares (as defined below) are herein referred to as the “Company Shares.” The Borrowed Optional Shares and the Company Top-Up Optional Shares are herein referred to collectively as the “Optional Shares.” The Shares are described in the Prospectus (as defined below). The shares of Common Stock issued, sold and/or delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under a Forward Sale Agreement (as defined below) are herein referred to as the “Confirmation Shares.”

References herein to the “Initial Forward Sale Agreements” are to the letter agreements, dated the date hereof, between the Company and the Forward Purchasers, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreements), of a number of shares of Common Stock equal to the number of Borrowed Firm Shares sold by the respective Forward Sellers to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or the Additional Forward Sale Agreements (as defined below) as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”) on Form S-3 (File No. 333-290653), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations. Such registration statement, as of any time, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and accompanying base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares and accompanying final base prospectus in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and accompanying prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 p.m., New York City time, on June 29, 2026, or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement at or after the execution and delivery of this Agreement, any preliminary prospectus, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each of the Underwriters, each of the Forward Purchasers and each of the Forward Sellers as of the date hereof, the Applicable Time and any Time of Delivery (as defined below), and agrees with, each of the Underwriters, each of the Forward Purchasers and each of the Forward Sellers that:

(i) Registration Statement, Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and any Time of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The preliminary prospectus included in the General Disclosure Package, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and any Time of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at any Time of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Time of Delivery, neither (A) the General Disclosure Package, nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Time of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter, Forward Purchaser or Forward Seller through the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information under the heading “Underwriting—Price Stabilization and Short Positions” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v) Emerging Growth Company. From the time of the filing of the Registration Statement through December 31, 2025, the Company was an “emerging growth company,” as defined in Section 2(a) of the 1933 Act.

(vi) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) Independent Accountants. The accountants who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board, in the case of the Company, and Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings in the case of any business or property for which financial statements are so included for purposes of complying with Rule 3-05 and 3-14 of Regulation S-X of the 1933 Act Regulations.

(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods specified. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has not occurred any material adverse change, in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects or operations of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Transaction Entities or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, and (C) except for ordinary and customary dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(x) Good Standing of the Company. The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and each of the Forward Sale Agreements and (B) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in each case, where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect on (x) the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (y) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement and each of the Forward Sale Agreements (collectively, a “Material Adverse Effect”).

(xi) Good Standing of the Operating Partnership. The Operating Partnership (A) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and (B) is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in each case, where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(xii) Authority of the General Partner. The Company, as general partner of the Operating Partnership (in such capacity, the “General Partner”), has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and each of the Forward Sale Agreements.

(xiii) Agreement of Limited Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized by the Company as the General Partner and is a valid and binding agreement of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xiv) Good Standing of Subsidiaries. Each significant subsidiary (as the term is defined in Rule 1-02(w) of Regulation S-X) of the Company (other than the Operating Partnership) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding shares of capital stock of or other equity interests in each significant subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any significant subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such significant subsidiary or any other person or entity.

(xv) Capitalization. The Company has an authorized capitalization as described in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are, with respect to capital stock, fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(xvi) Listing of Common Stock. The Common Stock is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Common Stock (including the Shares and any Confirmation Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such listing.

(xvii) Authorization of this Agreement and Forward Sale Agreements. This Agreement has been duly authorized, executed and delivered by the Transaction Entities. Each Forward Sale Agreement has been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

(xviii) Authorization and Description of Shares. Any Company Shares purchased by the Underwriters from the Company and any Confirmation Shares will have been duly authorized for issuance and sale to, in the case of any Company Shares, the Underwriters, and, in the case of any Confirmation Shares, the Forward Purchasers pursuant to this Agreement or the Forward Sale Agreements, as applicable, and, when issued and delivered by the Company pursuant to this Agreement or the Forward Sale Agreements, as applicable, against payment of the consideration set forth herein or therein, will be validly issued, fully paid and non-assessable; and the issuance by the Company of any Common Stock pursuant to this Agreement or the Forward Sale Agreements is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xix) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xx) Absence of Violations, Defaults and Conflicts. Neither the Transaction Entities nor any of their respective subsidiaries are (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Transaction Entities or any of their respective subsidiaries are a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Transaction Entities or any of their respective subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Forward Sale Agreements and the consummation of the transactions contemplated herein and therein, as applicable, and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance, sale and delivery of the Company Shares and the Confirmation Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their obligations hereunder and under the Forward Sale Agreements, as applicable, have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, (x) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except as would not, singly or in the aggregate, result in a Material Adverse Effect), or (y) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Transaction Entities or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Transaction Entities or any of their respective subsidiaries.

(xxi) Absence of Labor Disputes. No labor dispute with the employees of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.

(xxii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their respective subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any of their respective subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii) Employee Benefit Plan. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, singly or in the aggregate, have a Material Adverse Effect.

(xxiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.

(xxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Transaction Entities of their respective obligations hereunder in connection with the offering, issuance, sale or delivery of Company Shares or Confirmation Shares or the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxvi) Possession of Licenses and Permits. The Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.

(xxvii) Title to Property. The Transaction Entities and their respective subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities or any of their respective subsidiaries. All of the leases and subleases material to the business of the Transaction Entities and their respective subsidiaries, considered as one enterprise, and under which the Transaction Entities or any of their respective subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Transaction Entities nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims which, if successfully asserted against the Transaction Entities or any of their respective subsidiaries, would not, singly or in the aggregate, have a Material Adverse Effect.

(xxviii) Compliance with Property Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Transaction Entities nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any property, except as would not, singly or in the aggregate, have a Material Adverse Effect; (B) each of the properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect; and (C) neither the Transaction Entities nor any of their respective subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Transaction Entities nor any of their subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, singly or in the aggregate, have a Material Adverse Effect.

(xxix) No Default Under Leases. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Transaction Entities or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each property (each, a “Lease” and collectively, the “Leases”); except as would not, singly or in the aggregate, have a Material Adverse Effect, (A) neither the Transaction Entities nor any of their respective subsidiaries, nor, to the knowledge of either the Company or the Operating Partnership, any other party to any Lease, is in material breach or default of any such Lease; and (B) to the knowledge of the Company and the Operating Partnership, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, singly or in the aggregate, constitute an event of default under any Lease or would permit the termination, modification or acceleration under such Lease.

(xxx) Mortgages. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no mortgages encumbering the properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such property or in the Transaction Entities or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Transaction Entities or any of their respective subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Transaction Entities or any of their respective subsidiaries.

(xxxi) Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries own or possess, or have the right to use through a valid and enforceable license, adequate rights in all intellectual property, including, without limitation, patents, patent rights, licenses, inventions, copyrights, know how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Transaction Entities nor any of their respective subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to carry on the business as currently conducted, except as to which invalidity or inadequacy would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Transaction Entities or any of their respective subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Transaction Entities or their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxiii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Transaction Entities or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Transaction Entities or any of their respective subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described therein.

(xxxiv) Accounting Controls and Disclosure Controls. The Transaction Entities and the significant subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as has been disclosed to the Underwriters, Forward Purchasers and Forward Sellers, since the end of the Company’s most recent fiscal year, there have been no significant deficiencies in the Company’s internal control over financial reporting

(whether or not remediated). The Transaction Entities and each of their subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxv) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is and will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(xxxvi) Payment of Taxes. All United States federal income tax returns of the Transaction Entities and their respective subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Transaction Entities and their respective subsidiaries (to the extent any such subsidiary is required by law to file a United States federal income tax return) through the fiscal year ended December 31, 2025 have been or will be filed, in each case taking into account extensions, and no assessment in connection therewith has been made against the Transaction Entities or any of their respective subsidiaries. The Transaction Entities and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Transaction Entities or any of their respective subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxvii) Insurance. Each of the Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and all such insurance is in full force and effect. Each of the Company and the Operating Partnership has no reason to believe that it or any of their respective subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxviii) Investment Company Act. None of the Transaction Entities are required, and upon the issuance and sale of the Shares as contemplated herein and as contemplated by the Forward Sale Agreements and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxix) REIT Status. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, for its taxable year ended December 31, 2024. Commencing with its taxable year ended December 31, 2024, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and its proposed method of tax operation do and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and the General Disclosure Package or any amendment or supplement thereto are accurate summaries of the legal or tax matters described therein in all material respects.

(xl) Absence of Manipulation. None of the Transaction Entities or any affiliate of the Transaction Entities has taken, nor will the Transaction Entities or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(xli) Foreign Corrupt Practices Act. None of the Transaction Entities, any of their respective subsidiaries, or any director, officer or employee thereof, or, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Transaction Entities, their respective subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures reasonably designed to promote compliance therewith.

(xlii) Money Laundering Laws. The operations of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Transaction Entities or their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Transaction Entities or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(xliii) OFAC. (A) None of the Transaction Entities, any of their respective subsidiaries, or any director, officer or employee thereof, or, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (x) currently the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”) or (y) located, organized or resident in a country or territory that is the subject or the target of Sanctions (as of the date hereof, including, but not limited to, Cuba, Iran, North Korea and the Crimea region of Ukraine, the so-called Donetsk People’s Republic and Luhansk regions of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (each, a “Sanctioned Country”); (B) the Transaction Entities will not, directly or indirectly, use the proceeds of the sale of the Shares or the issuance and sale of any Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partners or other Persons, (x) to fund or facilitate any activities of or business with any Person or in any country or territory, that, at the time of such funding or facilitation, is or whose government is the subject or the target of Sanctions, (y) to fund or facilitate any money laundering or terrorist financing activities or (z) in any other manner that will result in a violation of the FCPA, the Bribery Act and any Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise); and (C) since October 1, 2024 (the date of the Company’s spin-off), the Transaction Entities and any of their respective subsidiaries have not engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xliv) No Prohibition on Distributions. Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Transaction Entities, and (iii) no other subsidiary of the Transaction Entities is currently prohibited from paying any dividends or distributions directly or indirectly to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the Transaction Entities any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Transaction Entities or any other subsidiary of the Transaction Entities.

(xlv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Company Shares or Confirmation Shares to repay any outstanding debt owed to any bank or lending affiliate of any Underwriter.

(xlvi) No Commissions. Neither the Transaction Entities nor any of their respective subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Transaction Entities or any of their respective subsidiaries, the Underwriters, Forward Purchasers or Forward Sellers for a brokerage commission, finder’s fee or like payment in connection with the offering, sale and delivery of any Shares or any Confirmation Shares.

(xlvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe, after reasonable inquiry, to be reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlviii) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xlix) Reservation of Shares and Confirmation Shares. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares and Confirmation Shares pursuant to this Agreement and each of the Forward Sale Agreements.

(l) Cybersecurity. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus: (A) to the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Transaction Entities or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Transaction Entities nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Transaction Entities and their respective subsidiaries have implemented reasonable and appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not have a Material Adverse Effect on the Transaction Entities and their respective subsidiaries, in the aggregate, or with respect to clause (C), where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect on the Transaction Entities and their respective subsidiaries, taken in the aggregate, the Transaction Entities and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer or other authorized signatory of the Transaction Entities or any of their respective subsidiaries delivered to the Underwriters, Forward Purchasers or Forward Sellers or to counsel for the Underwriters, Forward Purchasers or Forward Sellers shall be deemed a representation and warranty by the Transaction Entities or such subsidiary, as applicable, to the Underwriters, Forward Purchasers and Forward Sellers as to the matters covered thereby.

(b) Representations and Warranties by Each of the Forward Sellers. The Forward Sellers represent and warrant to each Underwriter and the Transaction Entities that:

(i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Seller.

(ii) Authorization of Initial Forward Sale Agreement. The applicable Initial Forward Sale Agreement between the Company and the related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(iii) Authorization of Additional Forward Sale Agreement. Each Additional Forward Sale Agreement, if any, between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(iv) Absence of Conflicts. Such Forward Seller shall, at the First Time of Delivery or Second Time of Delivery (each as defined below), as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

Section 2. Sale and Delivery of Shares. Subject to the terms and conditions herein set forth:

(a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), severally and not jointly, agrees to sell the Shares to each of the Underwriters as provided in this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), at a purchase price per share of $30.65, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto. The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule A under the heading “Number of Borrowed Firm Shares To Be Sold” at the purchase price.

(b) Option Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Shares as provided below, the Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. The Company (with respect to any Company Top-Up Optional Shares) and each of the Forward Sellers (with respect to the Borrowed Optional Shares), severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to 1,500,000 Optional Shares, at the purchase price per share set forth in the paragraph above. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and each of the Forward Sellers, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and each of the Forward Purchasers and the Forward Sellers otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

Following the delivery of an exercise notice, the Company agrees that it will use its commercially reasonable efforts to, within one business day after such notice is given, execute and deliver to the Forward Purchasers additional letter agreements between the Company and each of the Forward Purchasers (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Optional Shares being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Purchasers of such Additional Forward Sale Agreements, each Forward Seller (or, in the case of any Company Top-Up Optional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Optional Shares at the price set forth in Section 2(a) above. The obligations of the Forward Sellers to sell the Borrowed Optional Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the number of Borrowed Optional Shares it has agreed to sell, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule A under the heading “Maximum Number of Borrowed Optional Shares To Be Sold.”

(c) If the Additional Forward Sale Agreements are not executed and delivered by the Company pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Optional Shares with respect to which the option is being exercised at the price set forth above.

(d) If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of any Time of Delivery, as if made as of such Time of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the Forward Sale Agreements on or prior to such Time of Delivery (as defined below), (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to such Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 11 hereof on or prior to such Time of Delivery or such Time of Delivery shall not have occurred, (v) any of the conditions set forth in Paragraph 7(a) of the Forward Sale Agreements shall not have been satisfied on or prior to such Time of Delivery or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of such Time of Delivery as if made as of such Time of Delivery, then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares equal to the number of Borrowed Shares that it has agreed to sell and deliver in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at any Time of Delivery the aggregate number of shares of Common Stock that such Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

(e) In the event that any Forward Seller elects not to, or is otherwise not required to, borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to Section 2 hereof at the Time of Delivery then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 a.m., New York City time, at such Time of Delivery and the Company shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of Shares equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. The Shares sold by the Company to the Underwriters pursuant to this Section 2(e): (i) in lieu of any Borrowed Firm Shares are herein referred to collectively as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Optional Shares are herein referred to collectively as the “Company Top-Up Optional Shares.” In connection with any such issuance and sale by the Company, the Company and the Underwriters shall have the right to postpone the Time of Delivery for one business day in order to effect any required changes in any documents or arrangements.

(f) Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the business day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

(g) Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller elects not to, or is otherwise not required to, borrow and deliver for sale such Borrowed Shares to the Underwriters pursuant to Section 2 hereof.

Section 3. Distribution of the Shares. Upon the authorization of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the preliminary prospectus and the Prospectus.

Section 4. Delivery and Payment.

(a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company, the Forward Purchasers and the Forward Sellers shall be delivered to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company (with respect to any Company Shares) or the Forward Sellers (with respect to the Borrowed Shares) to the Underwriters at least forty-eight hours in advance. The Company or the Forward Sellers, if applicable, will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on July 1, 2026, or such other time and date as the Underwriters, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing (the “First Time of Delivery”), and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Underwriters, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing. Such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, and the Shares will be delivered at the Designated Office, all at such Time of Delivery.

Section 5. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter, the Forward Purchasers and the Forward Sellers as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b), will comply with the requirements of Rule 430B, and will notify the Underwriters, Forward Purchasers and Forward Sellers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement (other than as a result of the Company’s filing of the Annual Report on Form 10-K) or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission related to the Registration Statement or any document incorporated or deemed to be incorporated by reference therein, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares and Confirmation Shares as contemplated in this Agreement and any Forward Sale Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, Forward Purchasers and Forward Sellers or counsel to the Transaction Entities, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters, Forward Purchasers and Forward Sellers notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters, Forward Purchasers and Forward Sellers with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Underwriters, Forward Purchasers and Forward Sellers or counsel for the Underwriters, Forward Purchasers and Forward Sellers shall reasonably object unless any such filing is required to be made with the Commission in order to comply with the 1934 Act or the 1934 Act Regulations. The Company will furnish to the Underwriters, Forward Purchasers and Forward Sellers such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters, Forward Purchasers and Forward Sellers notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters, Forward Purchasers and Forward Sellers notice of its intention to make any such filing from the Applicable Time to the First Time of Delivery and will furnish the Underwriters, Forward Purchasers and Forward Sellers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters, Forward Purchasers and Forward Sellers or counsel for the Underwriters, Forward Purchasers and Forward Sellers shall reasonably object unless any such filing is required to be made with the Commission in order to comply with the 1934 Act or the 1934 Act Regulations.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters, Forward Purchasers and Forward Sellers and counsel for the Underwriters, Forward Purchasers and Forward Sellers, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters, Forward Purchasers and Forward Sellers and counsel for the Underwriters, Forward Purchasers and Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, the Forward Purchasers and the Forward Sellers, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, the Forward Purchasers and the Forward Sellers, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter, Forward Purchasers or Forward Sellers may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters, Forward Purchasers and Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Transaction Entities will use the net proceeds received from the sale of the Company Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to the Forward Sale Agreements in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and any Confirmation Shares on the NYSE.

(i) Prospectus Filing. To file the Prospectus pursuant to Rule 424(b) prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B.

(j) Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the prospectus supplement forming part of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent from Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC; provided that the foregoing clause shall not apply to (A) the Shares and Confirmation Shares to be sold hereunder or pursuant to any Forward Sale Agreement, (B) any shares of Common Stock issued pursuant to forward sale agreements outstanding on the date hereof, (C) any shares of Common Stock sold under the Company’s existing “at-the-market” common equity offering program after the earlier of 30 calendar days after the date hereof or the date immediately following the date on which the Underwriters exercise their option to purchase the Optional Shares in full, (D) shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock issued by the Company or the Operating Partnership, (E) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock issued or granted pursuant to any equity incentive plan of the Company or the Operating Partnership referred to in the General Disclosure Package, (F) any shares of Common Stock issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for shares of Common Stock outstanding as of the date of this Agreement, (G) any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, in the aggregate not to exceed 15 % of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided, however, that the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall be required to execute a lock-up letter, in substantially the form attached as Exhibit E hereto relating to the term of the 30-day period, (H) the filing of any prospectus supplement relating to an “at-the-market” common equity offering program that the Company has established or may establish, provided that sales thereunder do not take place on or before the date that is the earlier of 30 calendar days after the date hereof or the date immediately following the date on which the Underwriters exercise their option to purchase the Optional Shares in full, (I) the filing of a registration statement in respect of a dividend reinvestment plan of the Company and any shares of common stock issued pursuant thereto or the filing of a registration statement relating to the equity incentive plan of the Company and the Operating Partnership referred to in the General Disclosure Package and (J) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period.

(k) Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 of the 1933 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Transaction Entities agree that, unless they obtain the prior written consent of the Underwriters, Forward Purchasers and Forward Sellers, they will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters, Forward Purchasers and Forward Sellers will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters, Forward Purchasers and Forward Sellers. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters, Forward Purchasers and Forward Sellers as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus (unless modified or superseded) or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters, Forward Purchasers and Forward Sellers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) REIT Status. The Company will use its reasonable best efforts to qualify as a REIT under the Code for so long as its board of directors determines it is in the Company’s best interest to so qualify.

Section 6. Payment of Expenses.

(a) Expenses. The Transaction Entities will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters, Forward Purchasers and Forward Sellers of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters, Forward Purchasers and Forward Sellers to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Shares to the Underwriters or Forward Sellers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters or Forward Sellers, (iv) the fees and disbursements of the Transaction Entities’ counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, Forward Purchasers and Forward Sellers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $5,000, in the aggregate), (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Transaction Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Transaction Entities in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Transaction Entities and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters, Forward Purchasers and Forward Sellers (not to exceed $5,000, in the aggregate) in connection with, the review by FINRA of the terms of the sale of the Shares, if any, (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters, Forward Purchasers or Forward Sellers caused by a breach of the representation contained in the second sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 7, Section 11(a)(i) or (iii) or Section 12 hereof, the Transaction Entities shall reimburse the Underwriters, Forward Purchasers and Forward Sellers (or, in the case of a termination pursuant to Section 12, the non-defaulting Underwriters) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, Forward Purchasers and Forward Sellers.

Section 7. Conditions of Underwriters’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Underwriters, Forward Purchasers and Forward Sellers hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained herein or in certificates of any officer of the Transaction Entities or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and, at the First Time of Delivery, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Transaction Entities’ knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Prospectus shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of the 1933 Act Regulations.

(b) Opinion and Negative Assurance Letter of Counsel for Transaction Entities. At the First Time of Delivery, the Underwriters, Forward Purchasers and Forward Sellers shall have received the opinion and negative assurance letter, each dated the First Time of Delivery, of King & Spalding LLP, counsel for the Transaction Entities, in the form set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters, Forward Purchasers and Forward Sellers may reasonably request. Such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland and may rely, to the extent such counsel deems proper, as to factual matters upon certifications of officers and other representatives of the Transaction Entities and their respective subsidiaries and certifications of public officials.

(c) Opinion of Maryland Counsel for Company. At the First Time of Delivery, the Underwriters, Forward Purchasers and Forward Sellers shall have received the opinion, dated the First Time of Delivery, of Venable LLP, Maryland counsel for the Company, in the form set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters, Forward Purchasers and Forward Sellers may reasonably request.

(d) Opinion of Tax Counsel for Transaction Entities. At the First Time of Delivery, the Underwriters, Forward Purchasers and Forward Sellers shall have received the opinion, dated the First Time of Delivery, of King & Spalding LLP, tax counsel for the Transaction Entities, in the form set forth in Exhibit C hereto.

(e) Opinion and Negative Assurance Letter of Counsel for Underwriters, Forward Purchasers and Forward Sellers. At the First Time of Delivery, the Underwriters, Forward Purchasers and Forward Sellers shall have received the opinion, dated the First Time of Delivery, of Sidley Austin LLP, counsel for the Underwriters, Forward Purchasers and Forward Sellers, in form and substance reasonably satisfactory to the Underwriters.

(f) Officers’ Certificate. At the First Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, and the Underwriters, Forward Purchasers and Forward Sellers shall have received a certificate of two of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, or the General Counsel of the Company, on behalf of the Company and the Operating Partnership, dated the First Time of Delivery, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties of the Transaction Entities in this Agreement are true and correct with the same force and effect as though expressly made at and as of the First Time of Delivery, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the First Time of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g) Chief Financial Officer’s Certificate. On the date of this Agreement, the Company shall have furnished to the Underwriters, Forward Purchasers and Forward Sellers a certificate of the Chief Financial Officer of the Company, dated such date, in a form satisfactory to the Underwriters, Forward Purchasers and Forward Sellers, with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, to the effect set forth on Exhibit D hereto.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters and Forward Sellers shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the First Time of Delivery, the Underwriters and Forward Sellers shall have received from PricewaterhouseCoopers LLP a letter, dated the First Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the First Time of Delivery.

(j) Approval of Listing. At the First Time of Delivery, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule C hereto.

(l) Conditions to Purchase of Optional Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Optional Shares, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates furnished by the Transaction Entities and any of their subsidiaries hereunder shall be true and correct as of each Time of Delivery and, at the relevant Time of Delivery, the Underwriters, Forward Purchasers and Forward Sellers shall have received:

(i) Officers’ Certificate. A certificate, dated such Time of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, on behalf of the Company and the Operating Partnership, confirming that the certificate delivered at the Time of Delivery pursuant to Section 7(f) hereof remains true and correct as of such Time of Delivery.

(ii) Opinion and Negative Assurance Letter of Counsel for Transaction Entities. If requested by the Underwriters, Forward Purchasers and Forward Sellers, the opinion of King & Spalding LLP, counsel for the Transaction Entities, dated such Time of Delivery, relating to the Optional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 7(b) hereof.

(iii) Opinion of Maryland Counsel for Company. If requested by the Underwriters, Forward Purchasers and Forward Sellers, the opinion of Venable LLP, Maryland counsel for the Transaction Entities, dated such Time of Delivery, relating to the Optional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 7(c) hereof.

(iv) Opinion of Tax Counsel for Transaction Entities. If requested by the Underwriters, Forward Purchasers and Forward Sellers, the opinion of King & Spalding LLP, tax counsel for the Transaction Entities, dated such Time of Delivery, relating to the Optional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 7(d) hereof.

(v) Opinion and Negative Assurance Letter of Counsel for Underwriters. If requested by the Underwriters, Forward Purchasers and Forward Sellers, the opinion of Sidley Austin LLP, counsel for the Underwriters, Forward Purchasers and Forward Sellers, dated such Time of Delivery, relating to the Optional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 7(e) hereof.

(vi) Bring-down Comfort Letter. If requested by the Underwriters, Forward Purchasers and Forward Sellers, a letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Underwriters, Forward Purchasers and Forward Sellers and dated such Time of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Time of Delivery.

(m) Additional Documents. At each Time of Delivery (if any) counsel for the Underwriters, Forward Purchasers and Forward Sellers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters, Forward Purchasers and Forward Sellers and counsel for the Underwriters, Forward Purchasers and Forward Sellers.

(n) Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Shares on the Second Time of Delivery, the obligations of the several Underwriters to purchase the relevant Optional Shares, may be terminated by the Underwriters by notice to the Transaction Entities at any time at or prior to such Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6(b) and except that Sections 1, 8, 9, 10, 16, 17, 18 and 19 shall remain in full force and effect notwithstanding such termination.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless the Underwriters, Forward Purchasers and Forward Sellers, their respective affiliates (as such term is defined in Rule 501(b) and Rule 405 of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers, employees and directors and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Underwriter Information.

(b) Indemnification of Transaction Entities, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transaction Entities, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense to the same extent as the foregoing indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the applicable Underwriter’s Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 8. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses (or actions in respect thereof) incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers on the other hand, from the offering of the Shares pursuant to this Agreement and the Forward Sale Agreements, as applicable, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, Forward Purchasers and Forward Sellers, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers on the other hand, in connection with the offering of the Shares pursuant to this Agreement and the Forward Sale Agreements, as applicable, shall be deemed to be in the same respective proportions as (x) the total net proceeds from the offering of the Shares (before deducting expenses) received by the Transaction Entities (including the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreements), bear to (y) the total underwriting compensation received by the Underwriters, and (z) in the case of the Forward Sellers and the Forward Purchasers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, as set forth in the Forward Sale Agreements.

The relative fault of the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers or Forward Sellers on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters, Forward Purchasers and Forward Sellers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting compensation received by such Underwriter in connection with the Shares underwritten by it and distributed to the public and (ii) the Forward Purchasers and the Forward Sellers shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchasers under the Forward Sale Agreements.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter, Forward Purchaser or Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, Forward Purchaser’s or Forward Seller’s Affiliates, selling agents, officers, employees and directors shall have the same rights to contribution as such Underwriter, Forward Purchaser or Forward Seller, and each director or general partner of the Transaction Entities, each officer of the Company who signed the Registration Statement, and each person, if any, who controls a Transaction Entity within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’, Forward Purchaser’s and Forward Seller’s respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

Section 10. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Transaction Entities or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller, or their respective Affiliates or selling agents, any person controlling any Underwriter, Forward Purchaser or Forward Seller, or their respective officers or directors or any person controlling a Transaction Entity and (ii) delivery of and payment for the Shares.

Section 11. Termination of Agreement.

(a) The Underwriters may terminate this Agreement, by notice to the Transaction Entities, at any time at or prior to the First Time of Delivery (i) if there has been, in the judgment of the Underwriters, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering of the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking S.A., or Euroclear Bank, SA/NV, in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York State authorities.

(b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6(b) hereof, and provided further that Sections 1, 8, 9, 10, 16, 17, 18 and 19 shall survive such termination and remain in full force and effect.

Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the First Time of Delivery or a Time of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Shares does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriter shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of the non-defaulting Underwriter, or

(b) if the number of Defaulted Shares exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after the First Time of Delivery, the obligation of the Underwriters to purchase, and the Company to sell, the Optional Shares to be purchased and sold on such Time of Delivery shall terminate without liability on the part of the non-defaulting Underwriter or the Transaction Entities.

No action taken pursuant to this Section 12 shall relieve the defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Time of Delivery which is after the First Time of Delivery, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Optional Shares, as the case may be, either the (i) Underwriters or (ii) the Transaction Entities shall have the right to postpone the relevant Time of Delivery, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by email to the applicable email address set forth below (with no automated bounce-back or other error message received). Notices to the Underwriters or Forward Sellers shall be directed, as applicable, to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, email: registration-syndops@ny.email.gs.com, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, email: jon.sierant@morganstanley.com and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, facsimile: (212) 214-5918; notices to the Forward Purchasers shall be directed, as applicable, to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, email: registration-syndops@ny.email.gs.com, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, email: jon.sierant@morganstanley.com and Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Special Equities Group and Corporate Equity Derivatives, email: corporatederivativenotifications@wellsfargo.com, facsimile: (212) 214-5918; and notices to the Transaction Entities shall be delivered or sent by mail or email to Curbline Properties Corp., 320 Park Avenue, New York, New York 10022, Attention: Conor M. Fennerty, Email: cfennerty@curbline.com, with a copy, which shall not constitute notice, to Curbline Properties Corp., 320 Park Avenue, New York, New York 10022, Attention: Lesley H. Solomon, Email: lsolomon@curbline.com and King & Spalding LLP, 1180 Peachtree St., NE, Suite 1600, Atlanta, Georgia 30309, Attention: Elizabeth A. Morgan, C. Spencer Johnson III, Email: emorgan@KSLAW.com, csjohnson@kslaw.com.

Section 14. No Advisory or Fiduciary Relationship. The Transaction Entities acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement and the Forward Sale Agreements, as applicable, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the Underwriters, Forward Purchasers and Forward Sellers, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, Forward Purchasers or Forward Sellers, (b) no Underwriter, Forward Purchaser or Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter, Forward

Purchaser or Forward Seller has advised or is currently advising the Transaction Entities or any of their respective subsidiaries or other affiliates on other matters) and no Underwriter, Forward Purchaser or Forward Seller has any obligation to the Transaction Entities with respect to the offering of the Shares except the obligations expressly set forth in this Agreement and the Forward Sale Agreements, as applicable, (c) the Underwriters, Forward Purchasers and Forward Sellers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities, (d) the Underwriters, Forward Purchasers and Forward Sellers have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Shares and the Transaction Entities have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate and (e) none of the activities of the Underwriters, Forward Purchasers and Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters, Forward Purchasers and Forward Sellers with respect to any entity or natural person.

Section 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, Forward Purchasers and Forward Sellers and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, Forward Purchasers, Forward Sellers and the Transaction Entities and their respective successors and the controlling persons and officers, directors and general partner referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, Forward Purchasers, Forward Sellers and the Transaction Entities and their respective successors, and said controlling persons and officers, directors and general partner and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter or the Forward Sellers shall be deemed to be a successor by reason merely of such purchase.

Section 17. Trial by Jury. The Transaction Entities (on their respective behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders, partners and affiliates), and the Underwriters, Forward Purchasers and Forward Sellers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 19. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 13 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 21. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301- 309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 22. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Purchasers, the Forward Sellers and the Transaction Entities in accordance with its terms.

Very truly yours,

CURBLINE PROPERTIES CORP.

By:	/s/ Conor Fennerty
Name: Conor Fennerty
Title: Executive Vice President, Chief Financial Officer and Treasurer

CURBLINE PROPERTIES LP

By: Curbline Properties Corp., its general partner

By:	/s/ Conor Fennerty
Name: Conor Fennerty
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

ACCEPTED as of the date first written above:

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

As Underwriter

GOLDMAN SACHS & CO. LLC

By:	/s/ Jan Debeuckelaer
Name: Jan Debeuckelaer
Title: Managing Director

As Forward Seller

GOLDMAN SACHS & CO. LLC

By:	/s/ Jan Debeuckelaer
Name: Jan Debeuckelaer
Title: Managing Director

As Forward Purchaser

[Signature Page to Underwriting Agreement]

ACCEPTED as of the date first written above:

MORGAN STANLEY & CO. LLC

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

As Underwriter

MORGAN STANLEY & CO. LLC

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

As Forward Seller

MORGAN STANLEY & CO. LLC

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

As Forward Purchaser

[Signature Page to Underwriting Agreement]

ACCEPTED as of the date first written above:

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

As Underwriter

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

As Forward Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

As Forward Purchaser

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per share for the Shares shall be $30.85.

The purchase price per share for the Shares to be paid by the several Underwriters shall be $30.65, being an amount equal to the public offering price set forth above less $0.20 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Firm Shares, but not payable on the Optional Shares.

Name of Underwriter	Number of Firm Shares to be Sold
Goldman Sachs & Co. LLC	3,333,334
Morgan Stanley & Co. LLC	3,333,333
Wells Fargo Securities, LLC	3,333,333
Total	10,000,000

Name of Forward Seller	Number of Borrowed Firm Shares to be Sold	Maximum Number of Borrowed Optional Shares to be Sold
Goldman Sachs & Co. LLC	3,333,334	500,000
Morgan Stanley & Co. LLC	3,333,333	500,000
Wells Fargo Securities, LLC	3,333,333	500,000
Total	10,000,000	1,500,000

Schedule A

SCHEDULE B-1

Pricing Terms

1.	Number of Firm Shares: 10,000,000 shares of Common Stock.

2.	Number of Optional Shares: up to an additional 1,500,000 shares of Common Stock.

3.	The public offering price per share for the Shares shall be $30.85.

Schedule B-1

SCHEDULE B-2

Free Writing Prospectus

None.

Schedule B-2

SCHEDULE C

List of Persons Subject to Lock-up

David Lukes

Conor Fennerty

John Cattonar

Lesley Solomon

Christina Yarian

Terrance Ahern

Linda Abraham

Jane DeFlorio

Victor MacFarlane

Alexander Otto

Barry Sholem

Schedule C

Exhibit A

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL (KING & SPALDING LLP) TO BE DELIVERED PURSUANT TO SECTION 7(b)

[Intentionally Omitted]

Exhibit A

Exhibit B

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL (VENABLE LLP)

TO BE DELIVERED PURSUANT TO SECTION 7(c)

[Intentionally Omitted]

Exhibit B

Exhibit C

FORM OF OPINION OF COMPANY’S TAX COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 7(d)

[Intentionally Omitted]

Exhibit C

Exhibit D

FORM OF CFO CERTIFICATE

TO BE DELIVERED PURSUANT TO SECTION 7(g)

Reference is made to the Underwriting Agreement, dated June 29, 2026 (the “Underwriting Agreement”), by and among Curbline Properties Corp., a Maryland corporation (the “Company”), Curbline Properties LP, a Delaware limited partnership, each of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as underwriters and/or forward sellers (the “Underwriters” or the “Forward Sellers”) and each of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association as forward purchasers (the “Forward Purchasers”).

I, Conor M. Fennerty, Executive Vice President, Chief Financial Officer and Treasurer of the Company, in connection with the offering of the Shares pursuant to (i) the Registration Statement, (ii) the General Disclosure Package, (iii) the Prospectus and (iv) the Underwriting Agreement, do hereby certify, in my capacity as Chief Financial Officer and not in my individual capacity, that:

(1)

I am the duly elected, qualified and acting Chief Financial Officer of the Company and am providing this certificate to the Underwriters, Forward Purchasers and Forward Sellers based on my examination of the Company’s financial records and schedules.

(2)	I have read the Registration Statement, the General Disclosure Package and the Prospectus.

(3)

I have supervised the compilation of and reviewed the circled information contained on certain pages of (i) the prospectus supplement and (ii) the periodic reports filed by the Company with the U.S. Securities and Exchange Commission and incorporated by reference into the Prospectus, which pages are attached hereto as Exhibit A.

(4)	The circled information in Exhibit A hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.

(5)

I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the General Disclosure Package and the Prospectus attached hereto as Exhibit B.

(6)	The circled information in Exhibit B hereto is derived from the Company’s financial records and schedules and is correct, complete and accurate in all material respects.

(7)

This certificate is to assist the Underwriters, Forward Purchasers and Forward Sellers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares covered by the Registration Statement, the General Disclosure Package and the Prospectus.

Exhibit D

Except as otherwise expressly indicated, or unless the context otherwise requires, any capitalized term used but not defined herein shall be ascribed the meaning given such term in the Underwriting Agreement.

Exhibit D

Exhibit E

FORM OF LOCK-UP LETTER

Curbline Properties Corp.

Lock-Up Agreement

June 29, 2026

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Re: Curbline Properties Corp. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement with Curbline Properties Corp., a Maryland corporation (the “Company”), and Curbline Properties LP, a Delaware limited partnership (the “Operating Partnership”), providing for a public offering of the common stock, $0.01 par value per share (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 30 days after the date of the final prospectus supplement used to sell the Shares (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (the “Lock-Up Representatives”), offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired (subject to clause (vi) below), owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership

Exhibit E

within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may make the following transfers or pledges of the Undersigned’s Shares:

(i) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar business combination transaction that is made to all holders of Common Stock and involves a Change of Control occurring after the date of the final prospectus supplement used to sell the Shares; provided, however, that: (a) such Change of Control is approved by the Company’s board of directors; and (b) if such Change of Control is not consummated, the Undersigned’s Shares shall, for the avoidance of doubt, remain subject to the restrictions contained in this Lock-Up Agreement; or

(ii) any bona fide gift or gifts; or

(iii) any transfer to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iv) if the undersigned is not an individual, any transfers or pledges to (a) a partner, member, stockholder or holder of another equity interest, as the case may be, of the undersigned (including for the avoidance of doubt, any dividend or distribution-in-kind of the Common Stock to such persons), or (b) the undersigned’s subsidiaries, affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(v) dispositions of shares of Common Stock to the Company solely to satisfy tax withholding obligations in connection with equity awards that were granted pursuant to equity incentive plans that are described in the final prospectus supplement used to sell the Shares; or

(vi) any transfer of shares of Common Stock acquired by the undersigned in open market or privately negotiated purchases after the closing of the public offering; or

(vii) if the undersigned is a director or executive officer of the Company: (a) sales pursuant to a written trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) existing on the date hereof, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock-Up Period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1(c) trading plan; or (b) the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period; or

Exhibit E

(viii) transactions concerning an index or basket of securities in which shares of Common Stock comprise less than two percent of the total value of such index or basket; provided that any such transaction may not involve the Undersigned’s Shares owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the closing of the public offering; or

(ix) if the undersigned is an entity, the pledge, hypothecation or other granting of a security interest in Common Stock or securities convertible into or exchangeable for Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Common Stock or such securities; or

(x) by will or intestate succession upon the death of the undersigned, including to the transferee’s nominee or custodian; or

(xi) to the Underwriters pursuant to the Underwriting Agreement;

provided, however, that:

(A) in the case of clauses (ii), (iii) and (iv), such transfer does not involve a disposition for value;

(B) in the case of clauses (ii), (iii), (iv), (viii) and (ix),(a) such transfer is not required to be publicly reported or disclosed (whether pursuant to Section 16 of the Exchange Act, Section 13 of the Exchange Act or otherwise) during the Lock-Up Period and (b) the undersigned does not voluntarily effect any public report, announcement or disclosure regarding such transfer during the Lock-Up Period, provided that this section (B) shall not apply to any transfer of less than two percent of the Undersigned’s Shares (a “Permitted Transfer”); and

(C) in the case of clauses (ii), (iii) and (iv), the Lock-Up Representatives shall have received, prior to such transfer, a lock-up agreement in the form hereof covering the balance of the Lock-Up Period and executed by each donee, trustee, distributee or transferee, as applicable, provided that this section (C) shall not apply to any Permitted Transfer.

For purposes of this Lock-Up Agreement:

(i) “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar business combination transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the public offering) theretofore not affiliates of the Company, of the Common Stock, where such person or group did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity); and

(ii) “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

Exhibit E

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Furthermore, the undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the public offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the public offering, the Underwriters are not making a recommendation to you to enter into this Lock-Up Agreement, and nothing set forth in such disclosures is intended to suggest that the Underwriters are making such a recommendation.

This Lock-Up Agreement (and, for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of: (i) the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing prior to the execution of the Underwriting Agreement that they have or it has determined not to proceed with the public offering contemplated by the Underwriting Agreement; (ii) the registration statement filed with the SEC with respect to the public offering contemplated by the Underwriting Agreement is withdrawn; (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters; or (iv) July 5, 2026 (provided, however, that the Company may extend such date by up to three months, with written notice to the undersigned prior thereto), in the event the closing of the public offering shall not have occurred prior to such date.

Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

Exact Name of Stockholder

Exhibit E

Authorized Signature

Title

Exhibit E